Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 13, 2003, relating to the financial statements and financial statement schedule, which appear in Sola International Inc.’s Annual Report on Form 10-K for the year ended March 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

October 15, 2003